Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
David Morris, CFO & Treasurer	Jim Storey, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 221-2668	(770) 612-7169

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
— Net Income Climbs 16.4% On 1.8% Revenue Increase —
— Specialty Product Unit Volume Up 14.9% From Prior Year —
ATLANTA — May 4, 2006 — BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today reported financial results for the first quarter ended April 1, 2006.
Revenues for the first quarter rose 1.8% to $1.38 billion from $1.35 billion for the first quarter of 2005. The increase reflects a 15.7% increase in specialty product sales, partially offset by a 5.6% decline in structural product sales. Specialty product sales were driven by a 14.9% increase in unit volume over the same period a year earlier. This unit-volume increase represented approximately 94% of the first-quarter specialty sales increase, with the remaining contribution resulting from higher prices. In structural products, declining product prices accounted for the majority of the sales decrease, while unit volume also was down slightly.
First-quarter net income rose to $9.8 million, or $0.32 per diluted share, from $8.4 million, or $0.28 per diluted share, for the same period a year ago.
Gross profit for the first quarter rose to $130 million from $119.3 million in the prior-year period. Gross margin improved 60 basis points, to 9.4% from 8.8% a year ago, reflecting growth in higher-margin specialty products. Total operating expenses of $102.3 million for the first quarter increased $6.6 million from the same period a year ago, primarily reflecting normal ongoing operating expenses associated with the company’s Lane Stanton Vance (LSV) division, the specialty hardwoods distributor that the company acquired in July 2005. Operating income for the quarter was $27.6 million, compared with $23.7 million for the first quarter last year.
“We made steady progress toward our primary strategic objectives during the first quarter,” said Stephen Macadam, chief executive officer. “We accelerated growth of our specialty products business, increasing unit volume by 14.9% from the same period a year ago, and we effectively managed our structural inventory in a generally declining pricing environment.
“We are well positioned to continue to grow specialty product unit volume and effectively manage our structural product business, ” Macadam said. “We finished the first quarter with structural product inventories 16.8%

below year-ago levels, and we are moving forward into the second quarter continuing to tightly manage our inventory levels. At the same time, we continue to execute on our primary strategic objective, which is to grow specialty product revenue to more than 60% of our total product mix.”
Dividend
On May 3, 2006, the BlueLinx Board of Directors declared a $0.125 dividend on the company’s common shares for the quarter ended April 1, 2006. The dividend is payable on June 30, 2006, to shareholders of record on June 15, 2006.
Conference Call
BlueLinx will host a conference call today at 9:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors may listen to the conference call and download the presentation by going to the Investor Relations page of the BlueLinx Web site, at www.BlueLinxCo.com. Investors also can access a recording of the conference call for one week by calling 706-645-9291, Conference ID# 8269019. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx Web site where a replay of the Webcast will be available for 90 days.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,600 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service approximately 12,000 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 65 warehouses. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended
	April 1,	April 2,
	2006	2005
	(unaudited)	(unaudited)

Net sales	$1,376,606	$1,351,619
Cost of sales	1,246,654	1,232,291

Gross profit	129,952	119,328

Operating expenses:
Selling, general, and administrative	97,267	91,435
Depreciation and amortization	5,043	4,243

Total operating expenses	102,310	95,678

Operating income	27,642	23,650
Non-operating expenses:
Interest expense	11,197	9,334
Other expense, net	81	129

Income before provision for income taxes	16,364	14,187
Provision for income taxes	6,569	5,769

Net income	$9,795	$8,418

Basic weighted average number of common shares outstanding	30,417	30,155

Basic net income per share applicable to common stock	$0.32	$0.28

Diluted weighted average number of common shares outstanding	30,713	30,458

Diluted net income per share applicable to common stock	$0.32	$0.28

Dividends declared per share of common stock	$0.125	$0.125

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	April 1,	December 31,
	2006	2005
	(unaudited)	(audited)
Assets:
Current assets:
Cash	$27,434	$24,320
Receivables, net	480,466	399,093
Inventories, net	501,152	473,068
Deferred income taxes	6,491	6,678
Other current assets	40,998	44,909

Total current assets	1,056,541	948,068

Property, plant, and equipment:
Land and land improvements	56,461	56,521
Buildings	93,472	93,381
Machinery and equipment	56,160	54,200
Construction in progress	834	2,350

Property, plant, and equipment, at cost	206,927	206,452
Accumulated depreciation	(26,472)	(22,403)

Property, plant, and equipment, net	180,455	184,049
Other non-current assets	24,368	25,523

Total assets	$1,261,364	$1,157,640

Liabilities:
Current liabilities:
Accounts payable	$352,902	$327,004
Bank overdrafts	49,570	62,392
Accrued compensation	10,655	13,494
Current maturities of long-term debt	75,769	—
Other current liabilities	14,165	15,195

Total current liabilities	503,061	418,085

Non-current liabilities:
Long-term debt	550,000	540,850
Deferred income taxes	971	1,911
Other long-term liabilities	14,637	12,942

Total liabilities	1,068,669	973,788

Shareholders’ Equity:
Common stock	306	303
Additional paid in capital	135,249	132,346
Accumulated other comprehensive income	996	1,023
Retained earnings	56,144	50,180

Total shareholders’ equity	192,695	183,852

Total liabilities and shareholders’ equity	$1,261,364	$1,157,640

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Quarters Ended
	April 1,	April 2,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$9,795	$8,418
Adjustments to reconcile net income to cash used in operations:
Depreciation and amortization	5,043	4,243
Amortization of debt issue costs	765	1,005
Deferred income tax benefit	(753)	(1,102)
Stock compensation	562	832
Changes in assets and liabilities:
Receivables	(81,373)	(135,735)
Inventories	(28,084)	(17,682)
Accounts payable	25,898	68,087
Changes in other working capital	42	(9,465)
Other	1,704	(54)

Net cash used in operating activities	(66,401)	(81,453)

Cash flows from investing activities:
Property, plant, and equipment investments	(658)	(2,048)
Proceeds from sale of assets	135	140

Net cash used in investing activities	(523)	(1,908)

Cash flows from financing activities:
Issuance of common stock, net	—	8,600
Proceeds from stock options exercised	2,341	—
Net increase in revolving credit facility	84,919	75,144
Debt financing costs	(569)	—
Increase (decrease) in bank overdrafts	(12,822)	6,524
Common dividends paid	(3,831)	(3,773)

Net cash provided by financing activities	70,038	86,495

Increase in cash	3,114	3,134
Balance, beginning of period	24,320	15,572

Balance, end of period	$27,434	$18,706